Exhibit (5)(E)


                              [Letterhead Omitted]



February 1, 2005



Republic of Hungary
Attn: Government Debt Management Agency
Csalogany u. 9-11
H-1027 Budapest
Hungary

Re:    Republic of Hungary
--------------------------


Ladies and Gentlemen:

     We have acted as special United States counsel for the Republic of Hungary (the "Republic") in connection with the preparation of the Registration Statement filed with the Securities and Exchange Commission (the "Commission") on March 16, 1999, as amended by its Post-Effective Amendment No. 1 filed with the Commission on April 19, 1999, Post-Effective Amendment No. 2 filed with the Commission on November 12, 2004, and Post-Effective Amendment No. 3 filed with the Commission on December 13, 2004 (the "Registration Statement"), and the forms of the Fiscal Agency Agreement and the Underwriting Agreement filed as Exhibits thereto (the "Agreements"), pursuant to which the Republic proposed to issue and sell its notes and/or bonds as described therein (the "Debt Securities").

     It is our opinion that when the Debt Securities have been duly authorized, executed and delivered by the Republic and authenticated pursuant to the Agreements and delivered to and paid for as contemplated by the Agreements and the Registration Statement, the Debt Securities will constitute valid and legally binding obligations of the Republic under the laws of the State of New York, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by the general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law) and except as the enforceability in the United States of the waiver by the Republic of its sovereign immunity, as set forth in the Debt Securities and in the Agreements, is subject to the limitations imposed by the United States Foreign Sovereign Immunities Act of 1976.

     Insofar as the opinion set forth herein relates to matters of the law of the Republic, we have relied upon the opinion of the Legal Department of the Government Debt Management

February 1, 2005


Agency, dated of even date herewith, and our opinion herein is subject to any and all exceptions and reservations set forth therein.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption "Validity of the Securities" in the Prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or rules and regulations of the Commission thereunder.

                                            Very truly yours,


                                            /s/ White & Case

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